UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2008

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 19, 2008, we and United Air Lines ("United") issued a joint press release announcing a framework agreement to cooperate extensively, linking our networks and services worldwide to the benefit of customers, and creating revenue opportunities and cost savings and other efficiencies. In addition, we plan to join United in the Star Alliance, the most comprehensive airline alliance in the world. Set forth below is further discussion of the matters announced in this press release, including a discussion of the risks associated with such matters.

The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Recent Developments

Global Alliance

Following the announcement by Delta Air Lines ("Delta") and Northwest Airlines ("Northwest") of their definitive agreement to merge, we began to evaluate which of the three major global airline alliances would be best for us over the long term. Alliances allow airlines to offer their passengers greater destination coverage and thus provide airlines with the potential for increased revenue, and may also provide cost savings to the participating carriers. Alliances are generally implemented through a series of bilateral code-share, frequent flyer program participation and airport lounge access agreements between each member of the alliance.

On June 19, 2008, we entered into framework agreements with United and Deutsche Lufthansa ("Lufthansa"), pursuant to which we plan to develop an extensive code-share relationship and reciprocity of frequent flier programs, elite customer recognition and airport lounge use. We plan to implement these relationships after we wind down and exit our participation in our current alliances, including our participation in SkyTeam, and join United and Lufthansa in the Star Alliance. We also plan to apply to join the antitrust immunized alliance among United, Lufthansa and other members of the Star Alliance, with the goal of entering into various international joint ventures with certain of those partners.

Withdrawal from SkyTeam. Prior to joining the Star Alliance, we must exit our existing bilateral alliance agreements with SkyTeam members and enter into new ones with our new alliance partners. The length of this transition period will depend upon a number of factors outside of our control, including the consummation of the merger of Delta and Northwest, and the timing of our withdrawal from our existing agreements with SkyTeam members. We expect that this transition period will last at least one year, although it could last longer. During and following this period, we may experience a significant decrease in revenues due to the wind down of our SkyTeam relationships or a delay in the anticipated increase in revenues from our planned participation in the Star Alliance. Please see "Risk Factors - We have decided to change our global airline alliance, which could involve significant transition and integration risk" below.

Code-Sharing and Reciprocity. Under the framework agreements, subject to regulatory and other approvals, we expect to begin broad code-sharing with United and Lufthansa, which will facilitate itineraries using any of the carriers and provide for a seamless process for reservations and ticketing, check-in, flight connections and baggage transfer. In addition, we intend to allow members of each carrier's frequent flier program to earn miles when flying on the other airlines and redeem awards on any of the carriers. Travel on any of the carriers will count towards elite customer recognition. Similarly, each carrier's customers will have access to the other airlines' network of airport lounges.

International Joint Ventures. In connection with our entry into the framework agreements, we will request that the U.S. Department of Transportation allow us to join United, Lufthansa and seven other air carriers in an alliance that has been granted global antitrust immunity for international air transportation. In addition, we intend to seek a modification to our existing pilot collective bargaining agreement to permit us to enter into an international joint venture with United. Upon receipt of regulatory and other approvals, we intend to establish a trans-Atlantic joint venture with United and Lufthansa, and possibly with other carriers, which would involve coordinated scheduling, revenue pooling and other cooperative efforts. We would also explore forming similar joint ventures in the Latin America and Asia/Pacific regions with United and other alliance partners.

Risk Factors

We have decided to change our global airline alliance, which could involve significant transition and integration risks.

On June 19, 2008, we entered into framework agreements with United and Lufthansa, pursuant to which we plan to wind down and exit our participation in our current alliance, SkyTeam, and join United and Lufthansa in the Star Alliance. This change from SkyTeam to the Star Alliance could involve significant transition and integration risks, both because we are required to wind down our existing SkyTeam relationships as we initiate activities in the Star Alliance, and because we may incur unanticipated costs and/or a loss of revenue (or a delay in anticipated increased revenue from the new alliance) in connection with this change. The significant transition and integration risks include:

    our inability to terminate our existing agreements with SkyTeam members in the transition period we have anticipated, including as a result of the failure of Delta and Northwest to consummate their proposed merger;

    significant revenue dilution as we wind down our participation in SkyTeam and/or insufficient or delay in receipt of revenue from our participation in the Star Alliance, including due to an inability to maintain our key customer and business relationships as we transition to the Star Alliance;

    an inability to join or a delay in joining the Star Alliance due to lack of applicable approvals or difficulty in satisfying entrance requirements, including the requirement that we enter into certain bilateral agreements with each member of the Star Alliance; and

    difficulties integrating our technology processes with the Star Alliance members.

In addition, the full implementation of some of the arrangements contemplated by our framework agreements with United and Lufthansa require the approval of domestic and foreign regulatory agencies. These agencies may impose requirements, limitations or costs on us or on the Star Alliance members, or require us or them to divest slots, gates, routes or other assets, which may impair the value to us of entering the alliance or make participation in the alliance by us or them unattractive, and in certain cases could prevent us from consummating the transactions contemplated by the framework agreements.

If any of these risks materialize, they could have a material adverse effect on our business, results of operations and financial condition.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

June 19, 2008	By /s/ Jennifer L. Vogel Jennifer L. Vogel Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

99.1	Press Release